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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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PVF Capital Corp.



                                        State or Other
                                        Jurisdiction of          Percentage
Subsidiaries (1)                        Incorporation            Ownership
----------------                        ---------------          ----------

Park View Federal Savings Bank               U.S.                   100%

PVF Service Corporation                      Ohio                   100%

PVF Mortgage Corp.                           Ohio                   100%

PVF Community Development Corp.              Ohio                   100%

Mid Pines Land Co.                           Ohio                   100%

PVF Holdings Inc.                            Ohio                   100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.